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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)        January 5, 1998
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                                   HALIS, Inc.
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             (Exact name of registrant as specified in its charter)


Georgia                                   0-16288                 58-1366235
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(State or other jurisdiction      (Commission File Number)    (IRS Employer
of incorporation)                                           Identification No.)


9040 Roswell Road, Suite 470, Atlanta, Georgia                     30350
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(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code       (770) 641-5555
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          (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On January 5, 1998, HALIS, Inc. (the "Company") dismissed its independent auditors, Habif, Arogeti & Wynne, P.C., and on the same date authorized the engagement of Arthur Andersen LLP as it's independent auditors for the fiscal year ended December 31, 1997. Arthur Andersen LLP was formally engaged by the Company on January 8, 1998. Each of these actions were approved by the Board of Directors of the Company.

         Habif, Arogeti & Wynne, P.C. audited the financial statements for the Company for the fiscal year ended December 31, 1996. The report of Habif, Arogeti & Wynne, P.C. on the financial statements of the Company for the fiscal year ended December 31, 1996 contained an additional paragraph which emphasized that there was substantial doubt about the ability of the Company to continue as a going concern. Except as set forth in the preceding sentence, the report of Habif, Arogeti & Wynne, P.C. did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

         Except as described herein, in connection with the audit of the fiscal year ended December 31, 1996 and for the unaudited interim period through January 5, 1998, there were no disagreements with Habif, Arogeti & Wynne, P.C. on any matter of accounting principle or practice, financial statement disclosure, or audit procedure or scope which disagreement, if not resolved to the satisfaction of Habif, Arogeti & Wynne, P.C. would have caused it to make reference to the subject matter of the disagreement in its report. Habif, Arogeti & Wynne, P.C. has advised the Company, and the Company concurs, that the Company's consolidated statement of cash flows for the nine months ended September 30, 1997 is incorrect. The error is that the changes in assets and liabilities included as adjustments to reconcile net loss to net cash used by operating activities include the effects of businesses acquired during the period. The effect of this error was to increase the net cash used by operating activities and decrease the cash used by financing activities. The Company intends to correct this error in future filings.

         Further, during the fiscal year ended December 31, 1996 and the unaudited interim period through January 5, 1998, neither the Company or any of its representatives sought the advice of Arthur Andersen LLP regarding the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Company's financial statements, which advice was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

         In connection with the audit of the fiscal year ended December 31, 1996 and for the unaudited interim period through January 5, 1998, Habif, Arogeti & Wynne, P.C. did not advise the Company that (i) the internal controls necessary for the Company to develop reliable financial statements did not exist; (ii) that information had come to its attention that led it to no longer be able to rely on management's representations, or that made it unwilling to be associated with the financial statements prepared by management; (iii) that there existed a need to expand significantly the scope of its audit, or that information had come to the attention of Habif, Arogeti & Wynne, P.C. during the fiscal periods, that if further investigated may (a) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent

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financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements), or (b) cause Habif, Arogeti & Wynne, P.C. to be unwilling to rely on management's representations or be associated with the Company's financial statements, and due to the dismissal of Habif, Arogeti & Wynne, P.C. did not so expand the scope of its audit or conduct such further investigation; or (iv) that information had come to the attention of Habif, Arogeti & Wynne, P.C. that it concluded materially impacts the fairness or reliability of either (a) a previously issued audit report or the underlying financial statements, or (b) the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the satisfaction of Habif, Arogeti & Wynne, P.C., would prevent it from rendering an unqualified audit report on those financial statements), and due to the dismissal of Habif, Arogeti & Wynne, P.C., the issue has not been resolved to the satisfaction of Habif, Arogeti & Wynne, P.C. to prior to its dismissal.

         The Company has requested that Habif, Arogeti & Wynne, P.C. furnish it with a letter addressed to the Securities & Exchange Commission stating whether it agrees with the above statements. A copy of Habif, Arogeti & Wynne, P.C.'s letter to the Securities & Exchange Commission is filed as Exhibit 16.1 to this Form 8-K.


ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)               Exhibits:

                  16.1 - Letter re: Change in Certifying Accountant.



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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HALIS, INC.



                                   By:          /s/ Larry Fisher
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                                      Larry Fisher, Executive Vice President

Dated:   January 9, 1998
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                                  EXHIBIT INDEX


Exhibit
Number                     Description of Exhibit
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16.1                       Letter re: Change in Certifying Accountant.